Filed Pursuant to Rule 424(b)(3) and (c)

Registration Number 333-113625

158,997 SHARES OF COMMON STOCK

This prospectus supplement should be read in conjunction with the prospectus dated March 25, 2004, which is to be delivered with this prospectus supplement.

SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The table appearing in the prospectus under the heading “Selling Stockholders and Offering” is superseded by the following table:

Selling Stockholders	Shares Beneficially Owned Before Offering	% of Outstanding Common Stock	Shares Offered	Shares Beneficially Owned After Offering	% of Outstanding Common Stock
Teresa Buscemi	5,401	*	5,401	0	*
Patricia DeFelice	21,602	*	21,602	0	*
Cheryl Sewell	11,222	*	11,222	0	*
Andrew Some	31,401	*	31,401	0	*
Phyllis Some	3,623	*	3,623	0	*
Richard Some	32,608	*	32,608	0	*
Steven Some	53,140	*	53,140	0	*

			158,997

*	Represents beneficial ownership of less than 1% of the outstanding common stock.

The date of this prospectus supplement is April 6, 2004.